UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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☐	Soliciting Material Pursuant to §240.14a-12
Ryder System, Inc.
(Name of Registrant as Specified In Its Charter)

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[The following is an e-mail to Company employees sent on April 24, 2017 from Robert E. Sanchez, Chairman and Chief Executive Officer]
Subject:   Important Message to Employee Shareholders - VOTE YOUR RYDER SHARES!
Ryder Colleague,
If you own shares of Ryder stock, you should have already received proxy materials for our 2017 Annual Meeting of Shareholders to be held on Friday, May 5. At this meeting, our shareholders - including many of you - will vote on five proposals.
As in the past, we ask that you vote in line with the Board's recommendations in the proxy statement: "FOR" Proposals 1 - 4 and "AGAINST" Proposal 5 - Shareholder Proposal to Permit Action by Written Consent.
Your vote is particularly important this year because we have Proposal 5, which the Board opposes, on the ballot. The Board has carefully considered Proposal 5 and believes that permitting written consent, which would allow shareholders to take action outside of a shareholder meeting, is not in the best interests of shareholders because:

•
Allowing written consent is unnecessary. Written consent is typically used as a means to take action between annual shareholder meetings. If Ryder shareholders would like to take action between annual meetings, Ryder permits a shareholder or group of shareholders owning a low threshold of 10% of Ryder’s stock to call a special meeting.

•
Written consent does not include the same shareholder protections as calling a special meeting. Unlike written consent, calling a special meeting requires that all shareholders be notified, provided with information in advance and given the right to discuss and vote on any proposal presented at a meeting.

•
Taking action by written consent, rather than at a meeting, is subject to potential abuse. A shareholder who wishes to take action by written consent would not be required to notify all shareholders or provide all shareholders with information in advance. Thus, a shareholder could make fundamental corporate changes (including changes that could disenfranchise other shareholders or further the proponent’s special interests) with a simple majority of Ryder’s outstanding shares without the knowledge of or input from the rest of the shareholders.

Ryder’s Board of Directors recommends you vote FOR Proposals 1 - 4 in the proxy and AGAINST Proposal 5, the shareholder-submitted proposal on written consent. Not only is every vote important, it also demonstrates your confidence in our Company and our Board.

Note About Accessing Proxy Materials:
If you own Ryder shares (such as through your 401(k) account, the Employee Stock Purchase Plan or through equity grants under Ryder’s Equity and Incentive Compensation Plan that have already vested), you should have received a Notice by mail or by e-mail with instructions explaining how to access the proxy materials electronically and vote your shares.  (If you own shares through multiple accounts, you should receive a separate Notice with a separate 16-digit control number to vote your shares in each account.) You will not receive a printed copy of the proxy materials unless you specifically request one.
Employees who elected to receive their account materials electronically should have received an e-mail Notice on March 24, 2017 sent to their email address on file. Ryder’s e-mail system is set up to ensure that the e-mail Notice is delivered to your inbox and not your junk folder. However, if the Notice was sent to your personal e-mail account, please make sure to check your junk folder if you do not find it in your inbox. Depending on how/where you own your shares, your Notice would have come from one or more of the following entities:
RYDER SYSTEM, INC.
MORGAN STANLEY SMITH BARNEY
FIDELITY INVESTMENTS
NATIONAL FINANCIAL SERVICES (FIDELITY)
ID@PROXYVOTE.COM

Thank you for your continued support.
Robert Sanchez
Chairman and Chief Executive Officer